SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CNF Inc.
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Shareholders

APRIL 23, 2002

CNF INC.

CNF INC.

3240 HILLVIEW AVENUE TELEPHONE: 650/494-2900
PALO ALTO, CALIFORNIA 94304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Tuesday, April 23, 2002
9:00 A.M., local time
Knowles Room, Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

FELLOW SHAREHOLDER:

The Annual Meeting of Shareholders of CNF Inc. will be held at 9:00 A.M., local time, on Tuesday, April 23, 2002, to:

1.	Elect four Class II directors for a three-year term.

2.	Ratify the appointment of auditors.

3.	Transact any other business properly brought before the meeting.

Shareholders of record at the close of business on March 1, 2002, are entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

Sin	cerely,

EB	ERHARD G.H. SCHMOLLER
Se	cretary

March 22, 2002

CNF INC.

3240 HILLVIEW AVENUE
PALO ALTO, CALIFORNIA 94304
TELEPHONE: 650/494-2900

PROXY STATEMENT

March 22, 2002

The Annual Meeting of Shareholders of CNF Inc. (the “Company”) will be held on Tuesday, April 23, 2002. Shareholders of record at the close of business on March 1, 2002 will be entitled to vote at the meeting. This proxy statement and accompanying proxy are first being sent to shareholders on or about March 22, 2002.

Board of Directors’ Recommendations

The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote for the election of the nominees for directors described below, and for ratification of the appointment of Arthur Andersen LLP as independent auditors.

Proxy Voting Procedures

To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board.

Voting Requirements

A majority of the votes attributable to all voting shares must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. Directors are elected by a plurality of the votes cast, and the four nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a three-year term. The ratification of the appointment of auditors requires a favorable vote of the holders of a majority of the voting power represented at the meeting.

In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the ratification of the appointment of auditors, abstentions from voting will have the same effect as voting against such matter and broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

Voting Shares Outstanding

At the close of business on March 1, 2002, the record date for the Annual Meeting, there were outstanding and entitled to vote 48,984,150 shares of Common Stock and 796,600 shares of Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”). Each share of Common Stock has the right to one non-cumulative vote and each share of Series B Preferred Stock has the right to 6.1 non-cumulative votes. Therefore, an aggregate of 53,843,410 votes are eligible to be cast at the meeting.

Proxy Voting Convenience

You are encouraged to exercise your right to vote by returning to the Company a properly executed WHITE proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy; or (3) attend the meeting and vote in person.

Attendance at the Meeting

All shareholders are invited to attend the meeting. Persons who are not shareholders may attend only if invited by the Board of Directors. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees.

The Board of Directors of the Company, pursuant to the Bylaws, has determined that the number of directors of the Company shall be twelve. Unless you withhold authority to vote, your proxy will be voted for election of the nominees named below.

The following persons are the nominees of the Board of Directors for election as Class II directors to serve for a three-year term until the 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

Do	nald E. Moffitt
Mi	chael J. Murray
Ro	bert D. Rogers
Wi	lliam J. Schroeder

If a nominee becomes unable or unwilling to serve, proxy holders are authorized to vote for election of such person or persons as shall be designated by the Board of Directors; however, the management knows of no reason why any nominee should be unable or unwilling to serve.

The Company has three classes of directors, each of which is elected for a three-year term. Class III directors will be elected in 2003 and Class I directors will be elected in 2004. All directors have previously been elected by the shareholders.

CLASS II DIRECTORS

DONALD E. MOFFITT
Director 1986-1988
Director since 1991
Chairman of the Board,
CNF Inc.

Mr. Moffitt was named President and Chief Executive Officer of the Company in 1991 and Chairman of the Board of Directors in 1995. He served as President until June 1997 and as Chief Executive Officer through April 1998. He joined Consolidated Freightways Corporation of Delaware, a former Company subsidiary, as an accountant in 1955 and advanced to Vice President-Finance in 1973. In 1975, he transferred to the Company as Vice President-Finance and Treasurer and, in 1981, was elected Executive Vice President-Finance and Administration. In 1983, he assumed the additional duties of President, CF International and Air, Inc., where he directed the Company’s international and air freight businesses. Mr. Moffitt was elected Vice Chairman of the Board of the Company in 1986. He retired as an employee and as Vice Chairman of the Board of Directors in 1988 and returned to the Company as Executive Vice President-Finance and Chief Financial Officer in 1990. Mr. Moffitt, age 69, is a member of the Board of Directors of the U.S. Chamber of Commerce and, in addition, is Regional Vice Chairman. He also serves on the boards of the Business Advisory Council of the Northwestern University Transportation Center, the San Francisco Bay Area Council and Boy Scouts of America and is a member of the Board of Trustees of the Automotive Safety Foundation and the National Commission Against Drunk Driving. He is a former member of the Board of Directors and the Executive Committee of the Highway Users Federation. Mr. Moffitt is Chairman of the Executive Committee and serves on the Director Affairs Committee of the Board.

MICHAEL J. MURRAY
Director since 1997

Retired President, Global Corporate and Investment Banking,
Bank of America Corporation

Mr. Murray retired July 2000 as president of Global Corporate and Investment Banking at Bank of America Corporation and as a member of the corporation’s Policy Committee. From March 1997 to the BankAmerica-Nations Bank merger in September 1998, Mr. Murray headed BankAmerica Corporation’s Global Wholesale Bank and was responsible for its business with large corporate, international, and government clients around the world. Mr. Murray was named a BankAmerica vice chairman and head of the U.S. and International Groups in September 1995. He had been responsible for BankAmerica’s U.S. Corporate Group since BankAmerica’s merger with Continental Bank Corporation in September 1994. Prior to the BankAmerica-Continental merger, Murray was vice chairman and head of Corporate Banking for Continental Bank which he joined in 1969. Mr. Murray is a member of the Board of Directors of the eLoyalty Corporation in Lake Forest, Illinois and Neoforma, Inc. in San Jose, CA. He is Chairman of the United Way of the Bay Area, serves on the board of the California Academy of Sciences in

San Francisco, and is a member of the Advisory Council for the College of Business of the University of Notre Dame. Mr. Murray, age 57, received his BBA from the University of Notre Dame in 1966 and his MBA from the University of Wisconsin in 1968. He is a member of the Audit and Compensation Committees of the Board.

ROBERT D. ROGERS
Director since 1990

President and Chief Executive Officer,
Texas Industries, Inc.,
a producer of steel, cement, aggregates and concrete

Mr. Rogers joined Texas Industries, Inc. in 1963 as General Manager/European Operations. In 1964, he was named Vice President-Finance; in 1968, Vice President-Operations; and in 1970, he became President and Chief Executive Officer. He is also a director of Texas Industries, Inc. Mr. Rogers is a graduate of Yale University and earned an M.B.A. from the Harvard Graduate School of Business. He is a member of the Executive Board for Southern Methodist University Cox School of Business and a member of the British North American Committee, serving as its Vice Chairman from 1998 to 2000. Mr. Rogers, age 65, served as Chairman of the Federal Reserve Bank of Dallas from 1984 to 1986 and was Chairman of the Greater Dallas Chamber of Commerce from 1986 to 1988. He is Chairman of the Finance Committee and a member of the Compensation Committee of the Board.

WILLIAM J. SCHROEDER
Director since 1996

President and Chief Executive Officer,
Sotera Networks, Inc.,
a private, development-stage company designing and marketing a family of systems for securing networked storage

Mr. Schroeder joined Sotera Networks as President and CEO in 2002. During 2000, Mr. Schroeder was President and CEO of CyberIQ Systems, Inc., a private start-up company in the Internet traffic switch market, which filed for bankruptcy on March 11, 2001. Mr. Schroeder was previously employed by Diamond Multimedia Systems, Inc. as President and CEO (1994-1999) and before that by Conner Peripherals, Inc., initially as President and Chief Operating Officer (1986-1989) and later as Vice Chairman (1989-1994). Earlier, Mr. Schroeder was the founder and CEO (1978-1986) of Priam Corporation. Mr. Schroeder also served in various management or technical positions at Memorex Corporation, McKinsey & Co., and Honeywell, Inc. and currently serves on the board of directors of several private companies. Mr. Schroeder, age 57, holds the M.B.A. degree with High Distinction from the Harvard Business School and the M.S.E.E. and B.E.E. degrees from Marquette University. He is a member of the Audit and Finance Committees of the Board.

CLASS III DIRECTORS

ROBERT ALPERT
Director since 1976

The Alpert Companies,
private investment group

Robert Alpert has managed his own portfolio of companies since 1965. His business career includes 40 years in banking, finance, real estate, and entertainment investments. Mr. Alpert is currently Chairman of the Board and a founding manager of Argo Funding Company in Dallas, a private equity investment group. He is also Vice Chairman of The Empire AB in Stockholm, Sweden, a public company with 11 subsidiary companies primarily involved in the fabrication and distribution of metal related materials for the construction industry. He has served as Honorary Consul for Sweden in Dallas since 1987. In 1999, Mr. Alpert was awarded a medal of honor from King Carl Gustaf H.M. of Sweden when he knighted him “Officer First Class” of the Royal Order of the Polar Star. He is a current member of the Royal Round Table of Swedish Council of America, a group of Swedish and Swedish-American business, government, and cultural leaders. He has served on numerous boards as a director and currently serves on the boards of Texas Industries Inc., Aladdin Industries LLC and Trio Consulting (UK) Ltd. He is an advisory director for I.C. Deal Companies. Additionally, he is a member of the Advisory Council for the University of Texas at Austin, College of Business Administration; a Trustee Emeritus for Colby College in Maine; and former Chairman for the Dallas Foundation for Health, Education and Research, a public charity. Mr. Alpert serves as a consultant to La Paloma Films, Inc., which has been financially involved in a series of film ventures over the years from family movies (“Benji the Hunted”) to several of Horton Foote’s movies (“1918” and “Valentine’s Day”). La Paloma Films was also involved with the Tony Award and Olivier Award winning hit musical “Crazy for You” in New York and London, as well as the U.S. performances of the same production. Another La Paloma investment, the musical “Kiss Me Kate,” achieved phenomenal success on Broadway and is currently running in London. Mr. Alpert is a former member of the Chief Executive Organization and a current member of the World President’s Organization. Mr. Alpert, age 70, is a member of the Director Affairs, the Executive, and the Finance Committees of the Board.

MARGARET G. GILL
Director since 1995

Former Senior Vice President-Legal, External Affairs and Secretary,
AirTouch Communications,
a wireless communications company

Mrs. Gill served as Senior Vice President-Legal, External Affairs and Secretary of AirTouch Communications from January 1994 until July 1999 when AirTouch was acquired by Vodafone PLC. Prior to joining AirTouch she was, for 20 years, a partner in the law firm of Pillsbury, Madison & Sutro (now Pillsbury Winthrop) in San Francisco. From 1983 to 1993, she served as practice group manager and senior partner for the firm’s corporate and securities group. Mrs. Gill earned her law degree in 1965 from Boalt Hall Law School, University of California at Berkeley, and holds a Bachelor of Arts degree from Wellesley College. Mrs. Gill, age 62, manages the Stephen and

Margaret Gill Family Foundation, of which she is Board Chair and President. She is also a member of the board of directors of the Episcopal Diocese of California, a director and vice-chair of Episcopal Charities, and a trustee and executive committee member of the San Francisco Ballet. Mrs. Gill is a member of the Audit and the Director Affairs Committees of the Board.

ROBERT JAUNICH II
Director since 1992

Managing Director,
The Fremont Group,
a private investment corporation

Mr. Jaunich joined The Fremont Group, a private investment corporation managing assets of $12+ billion, in January 1991. He is Managing Director and member of the Boards of Directors and the Executive Committees of the Boards for Fremont’s principal entities Fremont Group, L.L.C. and Fremont Investors, Inc. He is also General Partner of Fremont Partners, L.P., which manages $1.6 billion targeted to make and oversee majority equity investments in operating companies representing a broad spectrum of industries. Additionally, he is President of Fremont Capital, Inc., an SEC/NASD registered broker/dealer. In addition to serving on the board of the Company, Mr Jaunich serves as Chairman of several corporations including Crown Pacific, Ltd., Kinetic Concepts, Inc., Tapco International Corporation, Software Architects Inc., Juno Lighting, Inc. and serves on the board of Kerr Group, Inc. He is a Trustee of the non-profit National Recreation Foundation. He is a life member of the World Presidents’ Organization and was a member of Young Presidents’ Organization (1980-1990). Mr. Jaunich, age 62, received a B.A. from Wesleyan University, Middletown, Connecticut and a M.B.A. from Wharton Graduate School, University of Pennsylvania. He is Chairman of the Director Affairs Committee and a member of the Executive and Finance Committees of the Board.

ROBERT P. WAYMAN
Director since 1994

Executive Vice President, Finance and Administration
and Chief Financial Officer,
Hewlett-Packard Company,
a computer-manufacturing company

Mr. Wayman joined Hewlett-Packard Company in 1969. After serving in several accounting management positions, he was elected Vice-President and Chief Financial Officer in 1984. He became a Senior Vice President in 1987 and an Executive Vice President in 1992. He assumed additional responsibility for administration in 1992 and was elected to Hewlett-Packard’s Board of Directors in 1993. Mr. Wayman, age 56, holds a bachelor’s degree in science engineering and a master’s degree in business administration from Northwestern University. He is a member of the Board of Directors of Sybase Inc. and Portal Software Inc. and is a member of the Board of the Private Sector Council, the Policy Council of the Tax Foundation, the Financial Executives Institute, the Council of Financial Executives of the Conference Board, and the Advisory Board to the Northwestern University School of Business. He is Chairman of the Audit Committee and a member of the Compensation Committee of the Board.

CLASS I DIRECTORS

RICHARD A. CLARKE
Director since 1996

Retired Chairman of the Board,
Pacific Gas and Electric Company,
one of the nation’s largest utility companies

Mr. Clarke retired from PG&E in 1995, after serving as chairman of the board for nine years. As chairman and CEO he oversaw management of a $10 billion company that produces electric power and gas and is involved with power plant construction. Mr. Clarke began his association with PG&E as an attorney and served in various managerial positions leading to his appointment as Chairman and CEO. Between 1960 and 1969, he was a partner in the law firm of Rockwell, Fulkerson & Clarke. He is a member of the board of directors of Potlatch Corporation and is an Emeritus member of the President’s Council of Sustainable Development. He served as a former Director of Bank of America and PG&E Corp. and as a member of the Business Council. He is a Director of the Nature Conservancy of California and a member of the Advisory Boards of the Walter A. Haas School of Business and the Boalt Hall Law School at the University of California, Berkeley. He is Chairman of the Advisory Board of the Center for Organization and Human Resource Effectiveness at the University of California, Berkeley and Trustee of the University of California Berkeley Foundation. Mr. Clarke has previously held Board or executive-level posts with the California Business Roundtable, California Chamber of Commerce, Bay Area Council, Bay Area Economic Forum, Edison Electric Institute, and the President’s Council on Environmental Quality. A native of San Francisco, Mr. Clarke, age 71, earned his law degree from the University of California, Boalt Hall, and holds a bachelor’s degree in political science. He is a member of the Audit and Finance Committees of the Board.

W. KEITH KENNEDY, JR.
Director since 1996

Retired President and Chief Executive Officer,
Watkins-Johnson Company,
a high-technology corporation specializing in semiconductor
manufacturing equipment and electronic products for
telecommunications and defense

Dr. Kennedy retired as President and Chief Executive Officer of Watkins-Johnson Company in January 2000. He had held that position since January 1988. Dr. Kennedy joined Watkins-Johnson in 1968 and was a Division Manager, Group Vice President, and Vice President of Planning Coordination and Shareowner Relations prior to becoming President. Dr. Kennedy, age 58, is a graduate of Cornell University from which he holds B.S.E.E., M.S., and Ph.D. degrees. He is the current Chairman of Joint Venture: Silicon Valley Network, a non-profit regional organization and he serves on the Board of Lytton Gardens, a non-profit senior community. He had previously held Board and/or officer positions with Boy Scouts of America (Pacific Skyline Council), California State Chamber of Commerce, Silicon Valley Manufacturing Group and the Superschools Foundation of Fremont Union Schools District. Dr. Kennedy is a senior member of the Institute of Electrical and Electronics

Engineers. He is Chairman of the Compensation Committee and a member of the Director Affairs Committee of the Board.

RICHARD B. MADDEN
Director since 1992

Retired Chairman and Chief Executive Officer,
Potlatch Corporation,
a diversified forest products company

Mr. Madden was Chief Executive Officer of Potlatch Corporation, from 1971, and Chairman of the Board, from 1977, until his retirement in May of 1994. He was previously associated with Mobil Oil Corporation where he served in various management capacities for fifteen years. Mr. Madden is a director of URS Corporation. He retired as a director of Potlatch on December 31, 1999 and PG&E Corporation on February 16, 2000. He is also a Trustee Emeritus of the American Enterprise Institute and an Honorary Trustee for the Committee for Economic Development. His civic activities include the Board of Governors of the San Francisco Symphony Association; Board of Directors of the Smith-Kettlewell Eye Research Institute; a Trustee Emeritus of the San Francisco Foundation and the Corporation of Fine Arts Museums; and Director of the Order of Malta, Western Association. Mr. Madden, age 72, holds a B.S. degree in engineering from Princeton University, a J.D. degree from the University of Michigan, an M.B.A. from New York University, and a PhD, honoris causa from the College of St. Scholastica. He is a member of the Compensation, Executive, and Finance Committees of the Board.

GREGORY L. QUESNEL
Director since 1998

President and Chief Executive Officer,
CNF Inc.

Mr. Quesnel, 53, was named President and Chief Executive Officer of the Company in May 1998. At that time, he was also elected as a member of the Company’s Board of Directors. As part of a planned succession, Mr. Quesnel was elected President and Chief Operating officer in July 1997. Prior to that, Mr. Quesnel was Executive Vice President and Chief Financial Officer of the Company. Mr. Quesnel has more than 26 years of experience in the transportation industry. He joined the Company in 1975, following several years of professional experience with major corporations in the petroleum and wood products industries. Mr. Quesnel advanced through increasingly responsible positions and, in 1990, Mr. Quesnel was elected Vice President and Treasurer of the Company; in 1991, he was elected Senior Vice President and Chief Financial Officer; and he was promoted to Executive Vice President and Chief Financial Officer in 1994. Mr. Quesnel is a member of the California Business Roundtable and the Conference Board. He also serves as a member of the Executive Committee of the Bay Area Council of the Boy Scouts of America and is a member of the Board of Directors of Potlatch Corporation. Mr. Quesnel earned a bachelor’s degree in finance from the University of Oregon and holds a master’s degree in business administration from the University of Portland. Mr. Quesnel is a member of the Executive Committee of the Board.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock and Series B Preferred Stock, as of February 1, 2002, by the directors, the executive officers identified in the Summary Compensation Table below and by the directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Robert Alpert	76,120 Common 0 Series B Preferred	*

Richard A. Clarke	18,311 Common 0 Series B Preferred	*

Gerald L. Detter(2)	192,275 Common 221 Series B Preferred	*

Margaret G. Gill	17,918 Common 0 Series B Preferred	*

Robert Jaunich II	31,352 Common 0 Series B Preferred	*

W. Keith Kennedy, Jr.	18,406 Common 0 Series B Preferred	*

Richard B. Madden	21,532 Common 0 Series B Preferred	*

Donald E. Moffitt	542,429 Common 0 Series B Preferred	1.0%

Michael J. Murray	22,249 Common 0 Series B Preferred	*

Gregory L. Quesnel(3)	539,700 Common 210 Series B Preferred	*

Sanchayan C. Ratnathicam(4)	180,492 Common 170 Series B Preferred	*

Robert D. Rogers	25,297 Common 0 Series B Preferred	*

Eberhard G.H. Schmoller(5)	261,646 Common 177 Series B Preferred	*

William J. Schroeder	14,130 Common 0 Series B Preferred	*

Robert P. Wayman	18,174 Common 0 Series B Preferred	*

John H. Williford(6)	204,780 Common 149 Series B Preferred	*

All directors and executive officers as a group (16 persons)	2,184,811 Common 927 Series B Preferred	4.2%

*	Less than one percent of the Company’s outstanding shares of Common Stock.

(1)
Represents shares as to which the individual has sole voting and investment power (or shares such power with his or her spouse). The shares shown for non-employee directors include the following number of shares of restricted stock and number of shares which the non-employee director has the right to acquire within 60 days of February 1, 2002 because of vested stock options: Mr. Alpert, 10,622 and 11,351; Mr. Clarke, 3,841 and 10,167; Mrs. Gill, 1,757 and 14,462; Mr. Jaunich, 1,757 and 15,998; Mr. Kennedy, 1,757 and 11,339; Mr. Madden, 6,084 and 11,351; Mr. Moffitt, 6,756 and 481,419; Mr. Murray, 2,178 and 10,071; Mr. Rogers, 1,757 and 18,943; Mr. Schroeder, 1,757 and 7,763; and Mr. Wayman, 1,757 and 13,820. The restricted stock and stock options were awarded under and are governed by the Amended and Restated Equity Incentive Plan for Non-Employee Directors, except for 5,000 shares of Restricted Stock and 471,829 stock options that were awarded Mr. Moffitt in his capacity as an executive officer of the Company prior to his retirement.

(2)
The shares shown include 148,024 shares which Mr. Detter has the right to acquire within 60 days of February 1, 2002 because of vested stock options. In addition to the holdings described in the above table, Mr. Detter also holds 29,384 phantom stock units under the Company’s Deferred Compensation Plan for Executives.

(3)
The shares shown include 494,849 shares which Mr. Quesnel has the right to acquire within 60 days of February 1, 2002 because of vested stock options. In addition to the holdings described in the above table, Mr. Quesnel also holds 13,496 phantom stock units under the Company’s Deferred Compensation Plan for Executives.

(4)
The shares shown include 163,244 shares which Mr. Ratnathicam has the right to acquire within 60 days of February 1, 2002 because of vested stock options. In addition to the holdings described in the above table, Mr. Ratnathicam also holds 1,537 phantom stock units under the Company’s Deferred Compensation Plan for Executives.

(5)	The shares shown include 242,618 shares which Mr. Schmoller has the right to acquire within 60 days of February 1, 2002 because of vested stock options.

(6)	The shares shown include 125,491 shares which Mr. Williford has the right to acquire within 60 days of February 1, 2002 because of vested stock options.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

During 2001, the Board of Directors held eight meetings. Each incumbent director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.

The Board of Directors currently has the following standing committees: Audit Committee, Compensation Committee, Director Affairs Committee, Executive Committee and Finance Committee. Descriptions of the Audit, Compensation and Director Affairs Committees follow:

Audit Committee:    The Audit Committee provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. The Committee receives reports on the audit efforts of the Company’s outside auditors and internal auditors, and reviews with them the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as Appendix B to the Company’s 2001 Proxy Statement. The members of the Audit Committee are Robert P. Wayman—Chairman, Richard A. Clarke, Margaret G. Gill, Michael J. Murray, and William J. Schroeder. All members of the Audit Committee are independent, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards. The Committee met five times during 2001.

Compensation Committee:    The Compensation Committee approves the salaries and other compensation of executive officers and other key employees, except that the Committee recommends to the Board for its approval the salary of the Chief Executive Officer of the Company. The Committee also oversees the administration of the Company’s short-term and long-term incentive compensation plans and grants of stock options and other awards under the Company’s 1997 Equity and Incentive Plan and reviews the retirement and benefit plans of the Company and its domestic subsidiaries for non-contractual employees. The members of the Compensation Committee are W. Keith Kennedy, Jr.—Chairman, Richard B. Madden, Michael J. Murray, Robert D. Rogers, and Robert P. Wayman. The Committee met four times during 2001.

Director Affairs Committee:    The Director Affairs Committee reviews the qualifications of candidates to serve on the Board of Directors, consults with the management of the Company concerning potential candidates, and recommends to the Board of Directors nominees for membership on the Board. The Committee also oversees directors’ compensation, reviews and considers other matters pertaining to the functioning of the Board, and reviews and advises the Board regarding corporate governance issues. Shareholders’ proposals for nominees will be given due consideration by the Committee for recommendation to the Board based on the nominees’ qualifications. Shareholder nominee proposals should be submitted in writing to the Chairman of the Director Affairs Committee in care of the Corporate Secretary. The members of the Director Affairs Committee are Robert Jaunich II—Chairman, Robert Alpert, Margaret G. Gill, W. Keith Kennedy, Jr., and Donald E. Moffitt. The Committee met twice during 2001.

COMPENSATION OF DIRECTORS

During 2001, each non-employee director was paid an annual retainer of $20,000. Non-employee directors were also paid $1,500 per Board meeting attended and $1,000 per Committee meeting attended. Board Committee Chairpersons received an additional $750 per quarter. In addition, the Chairman of the Board, who is not an employee of the company, was paid $175,000.

Directors may elect to defer payment of their fees. Payment of any deferred amount and interest equivalents accrued thereon will be made in a lump sum or in installments beginning no later than the year following the director’s final year on the Company’s Board. Directors are also provided with certain insurance coverages and, in addition, are reimbursed for travel expenses incurred in attending Board and Committee meetings.

For years prior to the year 2000, each director of the Company accrued a retirement benefit for each full calendar month he or she was a non-employee director of the Company in an amount equal to one-twelfth of the annual cash retainer. The retirement benefit vests when a director has served on the Board for five years. The amount accrued prior to 1994 was $30,000 per year of service. In 1994, $15,000 in retirement benefits accrued, and from 1995 through 1999, $20,000 in retirement benefits accrued per year of service. Retirement payments continue for the director’s number of years of service as a non-employee director up to a maximum of 20 years, with the earliest accruals paid first.

The Company terminated the directors’ retirement plan, effective December 31, 1999. In connection with the termination, eight directors received stock options and four directors received restricted stock in cancellation of their accrued retirement benefits under the plan. A total of 24,258 stock options and 24,404 shares of restricted stock were granted in cancellation of directors’ retirement benefits.

Awards of restricted stock and stock options are made from time to time to non-employee directors under the Equity Incentive Plan for Non-Employee Directors, as amended and restated in 1995 (the “Plan”). The original Plan was approved by the Company’s shareholders in 1994, and the amended and restated Plan was approved by the Company’s shareholders in 1995.

Under the Plan, each non-employee director receives a restricted stock grant having a fair market value of $12,500 upon joining the Board and on each January 1 thereafter. In addition, each non-employee director receives a grant of options for 2,500 shares of the Company’s Common Stock upon joining the Board and for additional shares on each January 1 thereafter as follows: prior to January 1, 2000, the additional option grant was for 1,000 shares; commencing January 1, 2000, the additional option grant was increased from 1,000 shares to 1,500 shares to compensate directors for the additional retirement benefits that would have accrued under the Director’s Retirement Plan had that Plan not been terminated; and commencing January 1, 2001, the additional option grant was increased to include, in addition to the 1,500 shares, an additional number of shares having a fair market value on the date of the grant equal to $10,000. The increase in the option grant commencing January 1, 2001, was made in lieu of increasing the annual retainer paid to directors.

COMPENSATION OF EXECUTIVE OFFICERS

I.    SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the Company’s Chief Executive Officer and the four next most highly paid executive officers for the three fiscal years ended December 31, 2001. As used in this Proxy Statement, “Named Executives” means the officers identified in this Summary Compensation Table.

Name and Principal Position(s)	Year	Annual Compensation			Long Term Compensation			All Other Compen- sation (6)($)
				Other	Awards		Payouts
		Salary ($)	Bonus (2)($)	Annual Compen- sation (3)($)	Restricted Stock Awards (4)($)	Securities Underlying Options/ SAR’s(#)	LTIP Payouts (5)($)
Gregory L. Quesnel President and Chief Executive Officer	2001 2000 1999	$712,504 712,504 724,523	$0 278,915 823,133	$6,714 27,746 33,973	$0 0 0	300,000/0 335,000/0 160,000/0	$0 478,392 627,600	$2,550 2,550 2,853

Gerald L. Detter(1) Senior Vice President	2001 2000 1999	$495,092 495,092 503,746	$214,231 687,198 615,794	$9,162 4,198 682	$0 0 611,250	100,000/0 112,000/0 60,000/0	$0 363,578 321,122	$4,074 4,074 2,694

Sanchayan Ratnathicam(1) Senior Vice President and Chief Financial Officer	2001 2000 1999	$425,048 390,020 381,376	$0 114,507 346,074	$7,085 10,892 11,651	$0 0 0	90,000/0 177,000/0 42,000/0	$0 363,578 162,130	$2,550 2,550 2,400

Eberhard G.H. Schmoller Senior Vice President, General Counsel and Secretary	2001 2000 1999	$359,008 359,008 365,643	$0 105,402 331,800	$17,552 23,076 19,559	$0 0 0	85,000/0 93,000/0 40,000/0	$0 325,307 512,540	$3,584 3,586 2,400

John H. Williford(1) Senior Vice President	2001 2000 1999	$400,036 400,036 406,767	$125,718 381,629 197,816	$2,674 2,962 1,264	$0 0 916,875	115,000/0 112,000/0 50,000/0	$0 325,307 313,800	$2,550 2,550 2,558

(1)
Mr. Detter is also President and Chief Executive Officer of Con-Way Transportation Services, Inc., the Company’s regional full-service trucking subsidiary. During 2001, Mr. Ratnathicam was Chief Executive Officer of Emery Air Freight Corporation, the Company’s full-service air freight subsidiary. Mr. Williford is also President and Chief Executive Officer of Menlo Worldwide, LLC. During 2001, Mr. Williford was President and Chief Executive Officer of Menlo Logistics, Inc. the Company’s supply chain management subsidiary.

(2)
The amounts shown in this column reflect payments under the Company’s short-term incentive compensation plans in which all regular, full-time, non-contractual employees of the Company are eligible to participate. They also reflect, in the case of Messrs. Detter and Williford (for 2000 only), special incentive compensation payments made under the Company’s short-term incentive compensation plans in which only operating company executives participate.

(3)
Amounts shown for 2001 in this column include: (a) Long-Term Incentive Plan interest earned and deferred for Messrs. Quesnel and Schmoller of $284 and $6,401, respectively; (b) interest earned on deferred compensation accounts above 120% of the applicable federal rate for Messrs. Quesnel, Detter, Ratnathicam, Schmoller and Williford of $6,028, $9,162, $7,085, $9,107, and $2,674, respectively; and (c) interest earned on deferred Stock Appreciation Rights accounts above 120% of the applicable federal rate for Messrs. Quesnel, and Schmoller of $402, and $2,044, respectively.

(4)
At the end of 2001, based upon the closing price of the Company’s common stock on December 31, 2001 ($33.55), Mr. Quesnel held 22,418 restricted shares valued at $752,124; Mr. Detter held 27,125 restricted shares valued at $910,044; Mr. Ratnathicam held

6,000 restricted shares valued at $201,300; Mr. Schmoller held 7,584 restricted shares valued at $254,443; and Mr. Williford held 62,959 restricted shares valued at $2,112,274. Dividends are paid on all shares of restricted stock. All restricted stock held by the Named Executives is performance restricted stock, with the exception of 20,000 shares of restricted stock held by Mr. Detter, which are not subject to performance criteria and which will vest on January 1, 2004 and 25,000 shares of restricted stock held by Mr. Williford which are not subject to performance criteria and which will vest on July 1, 2002. On May 11, 2001, Mr. Quesnel forfeited 8,333 shares of restricted stock; on July 9, 2001 Messrs. Quesnel, Detter, Ratnathicam, Schmoller and Williford forfeited 3,750, 2,125, 2,125, 1,750 and 1,750 shares of restricted stock, respectively; and on December 14, 2001, Messrs. Quesnel, Detter, Ratnathicam, Schmoller and Williford forfeited 7,500, 5,000, 3,875, 3,500 and 3,875 shares of restricted stock, respectively. In each case, restricted stock was forfeited as a result of performance criteria not being met. For all performance restricted stock held by each Named Executive, one-third of the shares are eligible for vesting at the end of the first award year and an additional one-third are eligible for vesting at the end of the second and third award years, provided that applicable performance criteria are met, except for 30,000 shares held by Mr. Williford which vest one-half at the end of the fourth and fifth award years, provided that applicable performance criteria are met.

(5)
Amounts shown in this column reflect payments earned by the Named Executives for awards granted under the Company’s Return on Equity Plan. No payments were made for the three year award cycle commencing January 1, 1999 and ending December 31, 2001. Payments shown for 2000 are for the three year award cycle commencing January 1, 1998 and ending December 31, 2000. Payments shown for 1999 are for the three-year award cycle commencing January 1, 1997 and ending December 31, 1999.

(6)	Amounts shown for 2001 in this column include:

(a)	Payments by the Company for premiums for taxable group life insurance on behalf of Messrs. Detter and Schmoller of $1,524 and $1,034, respectively.

(b)	Company contributions to the Thrift and Stock Plan accounts of Messrs. Quesnel, Detter, Ratnathicam, Schmoller, and Williford of $2,550 each.

II.    OPTION/SAR GRANTS TABLE

Option/SAR Grants in Last Fiscal Year

	Individual Grants(1)				Grant Date Present Value(3)($)
	Number of Securities Underlying Options/SARs Granted (#)(2)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Gregory L. Quesnel	300,000/0	23.30%	$25.11	12/04/11	$5,892,000
Gerald L. Detter	100,000/0	7.77%	25.11	12/04/11	1,964,000
Sanchayan C. Ratnathicam	90,000/0	6.99%	25.11	12/04/11	1,767,600
Eberhard G.H. Schmoller	85,000/0	6.60%	25.11	12/04/11	1,669,400
John H. Williford	115,000/0	8.93%	25.11	12/04/11	2,258,600

(1)	No SARs were issued in 2001.

(2)
All options become exercisable at the times described below, or earlier upon a change in control of the Company: options granted on December 4, 2001 become exercisable  1/4 per year, commencing on January 1, 2003 and on the first, second and third anniversaries of that date.

(3)
Present value based on modified Black-Scholes option pricing model which includes assumptions for the following variables: (i) option exercise prices equal the fair market values on the dates of grant; (ii) option term equals 5.9 years (based on historical option exercise experience, rather than actual option term of 10 years); (iii) volatility equals 0.49; (iv) weighted average risk-free interest rate equals 4.26%; and (v) estimated future average dividend yield equals 1.20%.

The Company’s use of this model should not be construed as an endorsement of its accuracy in valuing options. The Company’s executive stock options are not transferable so the “present value” shown is not currently realizable by the executive. Future compensation resulting from option grants will ultimately depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise.

III.    OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal-Year End Option/SAR Values

The following table provides information on option/SAR exercises in 2001 by the Named Executives and the value of such officers’ unexercised options/SARs at December 31, 2001.

	Shares Acquired on Exercise (#)(1)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)(2) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2)(3)(4)(5) Exercisable/Unexercisable
Gregory L. Quesnel	0	$0	431,694/727,502	$3,841,901/4,852,461
Gerald L. Detter	59,211	849,758	112,525/252,001	395,701/1,631,850
Sanchayan C. Ratnathicam	0	0	134,120/274,335	982,548/2,091,197
Eberhard G.H. Schmoller	0	0	219,878/201,635	2,598,202/1,352,731
John H. Williford	0	0	94,367/255,751	502,086/1,737,450

(1)	The shares shown in this column for Mr. Detter were immediately sold following exercise.

(2)
Mr. Quesnel has 431,085 exercisable options valued at $3,839,619; 727,502 unexercisable options valued at $4,852,461; and 609 SARs the appreciation on which is valued at $2,282. Mr. Detter has 112,525 exercisable options valued at $395,701; 252,001 unexercisable options valued at $1,631,850; and no SARs. Mr. Ratnathicam has 134,120 exercisable options valued at $982,548; 274,335 unexercisable options valued at $2,091,197; and no SARs. Mr. Schmoller has 216,794 exercisable options valued at $2,584,020; 201,635 unexercisable options valued at $1,352,731; and 3,084 SARs, the appreciation on which is valued at $14,182. Mr. Williford has 94,367 exercisable options valued at $502,086; 255,751 unexercisable options valued at $1,737,450; and no SARs. The value of outstanding SARs was fixed as described in footnote 5 below when the Company’s SAR plan was terminated on March 31, 1990.

(3)	Based on the closing stock price of $33.55 on December 31, 2001.

(4)	Numbers shown reflect the value of options granted at various times over a ten-year period.

(5)
The Company’s Incentive Compensation Stock Appreciation Rights Plan (“SAR Plan”) was terminated on March 31, 1990. Under the SAR plan, selected key employees were afforded the opportunity to convert cash awards under the Company’s short-term incentive compensation plans into SARs corresponding in value to the Company’s shares of Common Stock. The SARs fluctuated in value as the price of the Common Stock increased or decreased and earned amounts equal to dividends declared on the Common Stock. When the SAR Plan was terminated, the value of all outstanding SARs was fixed as of that date. Interest equivalents have been credited to outstanding balances of participants since April 1, 1990. Payouts are made in cash and commence upon a participant’s prior election or termination of employment with the Company.

IV.    LONG-TERM INCENTIVE PLAN AWARDS TABLE

The following table sets forth information regarding awards made to the Named Executives in 2001 under the Company’s Value Management Plan. Except for such awards, no long-term incentive plan awards were made to the Named Executives in 2001.

Name	Target Number of Shares, Units or Other Rights (% of Salary)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under the Value Management Plan(1)
			Threshold($)	Target($)	Maximum($)
Gregory L. Quesnel	111%	12/31/03	$0	$790,879	$1,581,759
Gerald L. Detter	107%	12/31/03	0	529,748	1,059,497
Sanchayan C. Ratnathicam	109%	12/31/03	0	463,302	926,605
Eberhard G.H. Schmoller	89%	12/31/03	0	319,517	639,034
John H. Williford	110%	12/31/03	0	440,040	880,079

(1)
Target payouts are made if the Total Business Return (TBR) for the applicable award period is equal to a specified target percentage (differs by executive). For TBR below the target percentage, the payouts decrease on a pro rata basis and drop to zero if the TBR is less than one-half of the target percentage. For TBR above the target percentage, the payouts increase on a pro rata basis, up to a maximum of twice the target payout, if the TBR exceeds the target percentage by 1.25 times.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

The members of the Compensation Committee of the Board of Directors administer the Company’s executive compensation program, the purpose of which is to: (a) align the Company’s rewards strategy with its business objectives; (b) support a culture of strong performance; and (c) attract, retain and motivate highly talented executives. Executive compensation consists of three components: base salary, short-term incentive compensation, and long-term incentive compensation. The Company has put a significant portion of total compensation for all executives “at risk” through short-term and long-term incentive compensation. It is the Company’s policy to tie a greater portion of an executive’s total compensation to performance of the Company and its subsidiaries than is the case for Company employees generally. In keeping with the general policy of pay for performance, an even greater portion of the total compensation for the executives named in the Summary Compensation Table on page 13 (“Named Executives”) is tied to performance than is the case for Company executives generally.

Each year the Committee reviews a report by an independent executive compensation consultant engaged by the Company. That consultant compares the Company’s executive compensation to the compensation of similar executives at companies considered to be the Company’s most direct competitors for executive talent. The comparison covers all aspects of compensation: base salaries, annual bonuses and long-term incentive awards. In 2000 (for purposes of determining 2001 compensation), the executive compensation paid to the Named Executives was compared to compensation paid to top executives by the companies that comprise the Dow Jones Transportation Average (“DJTA”), while the executive compensation paid to the Company’s other executives was reviewed against surveys of executive compensation paid to similar executives in general industry, taking into account the Company’s size compared to those companies. With respect to executives other than the Named Executives, the Compensation Committee believes that this general industry peer group, rather than the DJTA companies that comprise the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement, better reflects the Company’s most direct competitors for executive talent.

As part of the 2000 engagement (for 2001 compensation), the consultant concluded that, taken together, the elements of the Company’s executive compensation package deliver pay opportunities that are within the competitive norm. In addition, the consultant was asked to review various long-term incentive allocation methodologies and to recommend a formula appropriate for the Company and consistent with practices in comparable companies. The allocation formula recommended by the consultant takes into consideration each executive’s organizational position, decision-making influence, and accountability over the strategic results of the Company.

Base Salary

The Company’s policy is to pay base salaries that are at the 50th percentile of salaries paid by companies in the compensation peer group. For 2001, the Committee determined that because the executive’s salaries were generally in line with this goal, no salary increases should be made. As a result, at the beginning of 2001 (and for the second year in a row), Messrs. Detter, Williford, Ratnathicam and Schmoller received no salary increases.

The base salaries for all Named Executives, other than the Chief Executive Officer, were approved by the Committee. The 2001 salary of Mr. Quesnel was approved by the Board of Directors as discussed below under “CEO Compensation.”

Short-Term Incentive Compensation

The Company’s policy is to pay short-term incentive compensation that is at the 60th percentile of short-term incentive compensation paid by companies in the compensation peer group. The Company’s short-term incentive compensation plans are reviewed and approved annually by the Committee. The plans are then incorporated into the Company’s business plan for the ensuing year and presented to the Board of Directors for approval and adoption. These plans provide for annual awards to regular, full-time, non-contractual employees. The Committee has delegated to the Chief Executive Officer and other executive officers the responsibility and authority to administer the Company’s short-term incentive plans.

At the end of the year, each major operating subsidiary develops goals which reflect its business objectives for the following year. These goals represent measurable performance objectives such as profits, revenue, returns on equity, assets or capital, expenses and service. The parent Company goals generally represent a compilation of the profit goals of the subsidiaries.

In 2001, the performance objective for Messrs. Quesnel and Schmoller was based on the pre-tax, pre-incentive income of the parent Company; the performance objective for Mr. Ratnathicam was based in part on the pre-tax, pre-incentive income of the parent Company and in part on the pre-incentive operating income of Emery Worldwide; the performance objective for Mr. Detter was based on the pre-incentive operating income of Con-Way Transportation Services, Inc.; and the performance objective for Mr. Williford was based in part on the pre-incentive operating income of Menlo Logistics, Inc. and in part on the pre-incentive operating income and the revenue of Vector SCM, LLC.

Upon attainment of the established performance goals, each plan participant (including the Named Executives) earns incentive compensation determined as a percentage of base salary, with the actual incentive varying depending upon the level of attainment of the established performance goals, against a “target incentive” tied to the participant’s level of responsibility. In addition, each participant’s incentive compensation is capped at an amount equal to twice the target incentive. Based on actual 2001 performance results, Messrs. Quesnel, Ratnathicam and Schmoller did not earn incentive compensation under the Plan, and Messrs. Detter and Williford earned incentive compensation of $74,898 and $125,718, respectively.

In 2001, the Committee also continued the annual bonus for operating company executives, with bonus payments tied to the achievement of targeted operating ratios. Among the Named Executives, Messrs. Detter and Williford were eligible to participate in the bonus program. Based upon results of operations for 2001, Mr. Williford did not receive an operating bonus, and Mr. Detter received an operating bonus of $139,333.

Long-Term Incentive Compensation

The Committee believes that executives should have a large stake in the risks and rewards of long-term ownership of the Company. The CNF Inc. 1997 Equity and Incentive Plan, which was approved at the Company’s 1997 Annual Meeting of Shareholders and re-approved at the Company’s 2000 Annual Meeting of Shareholders, provides for the granting of restricted stock awards, options to purchase shares of the Company’s Common Stock, and other types of long-term awards to key employees of the Company and its subsidiaries. The Company’s goal is to provide long-term incentive compensation that is at the 50th percentile of long-term incentive compensation paid by companies in the compensation peer group.

After reviewing information and recommendations provided by the above-mentioned executive compensation consultant and adjusting for individual factors, in 2001 the Committee granted non-qualified and incentive stock options for a total of 1,210,600 shares to executives of the Company and its subsidiaries, effective December 4, 2001. In addition to the annual grants made in December, non-qualified options for 77,000 shares were granted to various executive officers during the year upon hire or promotion. The stock options granted in 2001 to the Named Executives are set forth in the Option/SAR Grants Table on page 15.

The Committee elected not to make long-term compensation awards in the form of performance-based restricted stock in 2001.

In order to maintain the Company’s overall long-term incentive compensation at competitive levels, in 2001 the Committee made awards to senior executives under a long-term incentive plan called the Value Management Plan, which in 2000 replaced the Company’s Return on Equity Plan. Under the Value Management Plan, which has rolling three year cycles with a new cycle beginning each year, long-term incentive awards are paid on a criterion called “Total Business Return” which is, in turn, based on cash generation and capital efficiency. The final cycle under the Return on Equity Plan ended on December 31, 2001 with no bonus payments being made (including to the Named Executives) since applicable performance criteria were not met.

Long-term incentive compensation awards made to Mr. Quesnel during 2001 are discussed in more detail below under “CEO Compensation.”

CEO Compensation

The Committee recommended, and the Board approved, a 2001 annualized base salary for Mr. Quesnel of $712,504, which is the same salary as Mr. Quesnel received in 1999 and 2000. This amount was recommended by the Committee and approved by the Board based on Mr. Quesnel’s experience, on the comparative salaries paid to chief executive officers of companies within the compensation peer group, and on the recommendation of the Company’s independent executive compensation consultant.

In 2001, Mr. Quesnel did not earn any short-term incentive compensation since the actual pre-tax, pre-incentive income for the parent Company in 2001 did not meet the objective established at the beginning of 2001.

As discussed under “Long-Term Incentive Compensation” on page 19, in 2001, Mr. Quesnel and the other Named Executives received as long-term compensation a combination of stock options and awards under the new Value Management Plan discussed above. Based upon the recommendation of the Company’s independent executive compensation consultant, the long-term awards made to Mr. Quesnel in 2001 have an aggregate projected value of approximately four times his annual salary if the Company achieves its goals relating to total business return and shareholder value.

Policy on Deductibility of Compensation

The federal income tax law limits the deductibility of certain compensation paid to the Chief Executive Officer and the four other most highly compensated executives (the “covered employees”) in excess of the statutory maximum of $1 million per covered employee. The Committee’s general policy is, where feasible, to structure compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes; however, there may be circumstances where portions of such compensation will not be deductible. In 2001, as in prior years, no covered employee received compensation which was not deductible.

Under the federal income tax law, certain compensation, including “performance-based compensation,” is excluded from the $1 million deductibility limit. The Company’s 1997 Equity and Incentive Plan, which was approved at the Company’s 1997 Annual Meeting of Shareholders, allows the Committee to make certain short- and long-term incentive compensation awards to covered employees that qualify as “performance-based compensation.” The Committee intends to use such awards, where feasible, to carry out its general policy of providing a competitive compensation package which also structures compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes.

THE COMPENSATION COMMITTEE

W. Keith Kennedy, Jr., Chairman	Robert D. Rogers
Richard B. Madden	Robert P. Wayman
Michael J. Murray

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN*
CNF Inc., S&P Midcap 400 Index, Dow Jones Transportation Average Index

	Cumulative Total Return
	4Q96	4Q97	4Q98	4Q99	4Q00	4Q01
CNF	$100.0	$176.2	$172.7	$160.4	$159.6	$160.7
S&P Midcap 400	$100.0	$132.3	$157.5	$180.7	$212.3	$196.4
Dow Jones Transportation Average Index	$100.0	$149.4	$145.8	$139.2	$139.7	$126.7

*
Assumes $100 invested on December 31, 1996 in CNF Inc. (then known as Consolidated Freightways, Inc.), S&P Midcap 400 Index, and the Dow Jones Transportation Average Index and that any dividends were reinvested.

PENSION PLAN TABLE
ESTIMATED ANNUAL RETIREMENT BENEFITS

The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company’s retirement plans.

Average Final Total Earnings During Highest Five Consecutive Years of Last Ten Years of Employment	Years of Plan Participation
	15	20	25	30	35
$200,000	$42,309	$61,190	$80,070	$98,951	$117,832
$300,000	$64,321	$92,928	$121,534	$150,141	$178,748
$400,000	$86,332	$124,665	$162,998	$201,331	$239,664
$500,000	$108,344	$156,403	$204,462	$252,521	$300,580
$600,000	$130,356	$188,141	$245,926	$303,711	$361,496
$700,000	$152,368	$219,879	$287,390	$354,901	$422,412
$800,000	$174,379	$251,617	$328,854	$406,091	$483,329
$900,000	$196,391	$283,354	$370,318	$457,281	$544,245
$1,000,000	$218,403	$315,092	$411,782	$508,471	$605,161
$1,100,000	$240,414	$346,830	$453,246	$559,661	$666,077
$1,200,000	$262,426	$378,568	$494,709	$610,851	$726,993
$1,300,000	$284,438	$410,306	$536,173	$662,041	$787,909
$1,400,000	$306,449	$442,043	$577,637	$713,231	$848,825
$1,500,000	$328,461	$473,781	$619,101	$764,421	$909,741
$1,600,000	$350,473	$505,519	$660,565	$815,611	$970,657
$1,700,000	$372,485	$537,257	$702,029	$866,801	$1,031,573
$1,800,000	$394,496	$568,995	$743,493	$917,991	$1,092,490
$1,900,000	$416,508	$600,732	$784,957	$969,181	$1,153,406
$2,000,000	$438,520	$632,470	$826,421	$1,020,371	$1,214,322

Compensation covered for the Named Executives is the highest five-year average over the last ten years of employment of the “Salary” and “Bonus”, as such terms are used in the Summary Compensation Table on page 13, and of certain other compensation. Retirement benefits shown are payable at or after age 65 in the form of a single life annuity, using the current level of Social Security benefits to compute the adjustment for such benefits.

Applicable law for 2001 limits the annual benefits which may be paid from a tax-qualified retirement plan to $140,000 per year currently, and prevents pension accruals for compensation in excess of $170,000 per year and for deferred compensation. The Company has adopted non-qualified plans to provide for payment out of the Company’s general funds of benefits not covered by the qualified plans. The table above represents total retirement benefits which may be paid from a combination of qualified and non-qualified plans.

As of December 31, 2001, Messrs. Quesnel, Detter, Ratnathicam, Schmoller and Williford had 26, 33, 24, 27 and 20 years of plan participation, respectively.

CHANGE IN CONTROL ARRANGEMENTS

Messrs. Quesnel, Detter, Ratnathicam, Schmoller, and Williford, have entered into severance agreements with the Company and, if applicable, the subsidiary by which they are employed. Each severance agreement provides that if such officer’s employment is actually or constructively terminated within two years of a change in control (as defined in the severance agreement) of the Company or the subsidiary or prior to a change in control at the direction of a person or entity which subsequently acquires control of the Company or the subsidiary, the officer generally will receive, among other things, (i) a lump sum cash payment equal to three times the officer’s base salary as of the date of termination (or as of the change of control, if higher); (ii) a lump sum cash payment equal to three times the highest of (a) the officer’s average annual bonus over the three years prior to the termination of employment, (b) the officer’s average annual bonus over the three years prior to the change in control, or (c) the officer’s target bonus for the year of the termination of employment; (iii) life, disability, health, dental, and accidental insurance benefits for three years; and (iv) a lump sum payment reflecting the value of three additional years of retirement benefits. The executives will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. Among other things, the Audit Committee reviews and discusses with management and with the Company’s outside auditors the results of the year-end audit of the Company, including the audit report and audited financial statements.

All members of the Audit Committee are independent directors, qualified to serve on the Audit Committee pursuant to the requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter of the Audit Committee, which was included as Appendix B to the Company’s 2001 Proxy Statement.

In connection with its review of the audited financial statements of the Company for the fiscal year ended December 31, 2001, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with Arthur Andersen LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Audit Committee received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Arthur Andersen LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Robert P. Wayman, Chairman	Michael J. Murray
Richard A. Clarke	William J. Schroeder
Margaret G. Gill

APPOINTMENT OF AUDITORS

At last year’s annual meeting, shareholders approved the appointment of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2001. The Board recommends that shareholders vote in favor of ratifying the reappointment of Arthur Andersen LLP as the Company’s independent auditors for the year ending December 31, 2002. In view of the highly publicized events involving Arthur Andersen, the Audit Committee and the Board will continue to monitor the Company’s engagement of Arthur Andersen and other developments relating to that firm. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

The Company has been informed by Arthur Andersen LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates. During the Company’s fiscal year ended December 31, 2001, the Company was billed the following aggregate fees by Arthur Andersen LLP:

Audit Fees.    The aggregate fees billed by Arthur Andersen LLP to the Company for professional services rendered for the audit of the Company’s annual financial statements for the Company’s fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year were $1,038,000.

Financial Information Systems Design and Implementation Fees.    No fees were billed by Arthur Andersen LLP to the Company for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services). No such services were rendered by Arthur Andersen LLP to the Company for the Company’s fiscal year ended December 31, 2001.

All Other Fees.    The aggregate fees billed by Arthur Andersen LLP to the Company for professional services rendered for its fiscal year ended December 31, 2001, other than the Audit Fees and Financial Information Systems Design and Implementation Fees described in the preceding two paragraphs, were $3,408,000, including audit-related fees of $383,000 and non-audit-related fees of $3,025,000. Audit-related fees include statutory audits of subsidiaries and benefit plan audits. Non-audit-related fees include tax and other consultation services.

The Audit Committee of the Company’s Board of Directors has concluded that the provision of these non-audit services is compatible with maintaining Arthur Andersen LLP’s independence.

PRINCIPAL SHAREHOLDERS

According to information furnished to the Company as of February 28, 2002, the only persons known to the Company to own beneficially an interest in 5% or more of the shares of Common Stock or Series B Preferred Stock are set forth below. All such information is as reported in the most recent Schedule 13G filed by each such person with the Securities and Exchange Commission.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc. and T. Rowe Price Trust Company 100 East Pratt Street Baltimore, MD 21202	677,800 Common (1) 519,181 Preferred (1)	1.3 6.1	% %

FMR Corp. 82 Devonshire Street Boston, MA 02109	2,639,039 Common (2)	5.4%

Artisan Partners Limited Partnership 1000 North Water Street Milwaukee, WI 53202	2,505,000(3)	5.1%

Citigroup Inc. 399 Park Avenue New York, NY 10043	2,702,144(4)	5.4%

Perkins, Wolf, McDonnell & Company 310 S. Michigan Avenue Suite 2600 Chicago, IL 60604	3,345,275(5)	6.9%

(1)
T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 117,900 shares, shared voting power over 3,177,595 shares, sole dispositive power over 677,800 shares and shared dispositive power over 3,177,595 shares. T. Rowe Price Trust Company, the trustee under the Company’s Thrift and Stock Plan (“Trust Company”), has sole voting power over 0 shares, shared voting power over 3,177,595 shares, sole dispositive power over 0 shares and shared dispositive power over 3,177,595 shares.

The holdings include 519,181 shares of Series B Preferred Stock (which Preferred Stock is held pursuant to the CNF Inc. Thrift and Stock Plan). Such shares of Series B Preferred Stock represent 64.3% of all outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock has the right to 6.1 noncumulative votes on each matter submitted to the meeting. The Series B Preferred Stock is convertible at the Trust Company’s option under certain circumstances into 4.708 shares of Common Stock for each share of Series B Preferred Stock. On a fully converted basis, these holdings represent 6.1% of the Common Stock.

Price Associates serves as investment advisor with shared power to vote these securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates and the Trust Company are deemed to be the beneficial owners of the Common Stock and Series B Preferred Stock which has not been allocated to participants’ accounts under the Thrift and Stock Plan. However, Price Associates and the Trust Company expressly disclaim that they are, in fact, the beneficial owners of such securities.

(2)
FMR Corp., through its subsidiaries Fidelity Management & Research Company and Fidelity Management Trust Company, and Fidelity International Limited, an affiliate of FMR Corp., have, in the aggregate, sole voting power over 179,259 shares, shared voting power over 0 shares, sole dispositive power over 2,639,039 shares and shared dispositive power over 0 shares.

(3)
Artisan Partners Limited Partnership, an investment adviser registered under section 203 of the Investment Advisers Act of 1940, has sole voting power over 0 shares, shared voting power over 2,505,000 shares, sole dispositive power over 0 shares and shared dispositive power over 2,505,000 shares.

(4)
Citigroup Inc., directly and through its subsidiaries Salomon Smith Barney, Inc., Salomon Brothers Holding Company Inc. and Salomon Smith Barney Holdings, Inc., have, in the aggregate, sole voting power over 0 shares, shared voting power over 2,702,144 shares, sole dispositive power over 0 shares and shared dispositive power over 2,702,144 shares.

(5)
Perkins, Wolf, McDonnell & Company, an investment adviser registered under section 203 of the Investment Advisers Act of 1940, has sole voting power over 24,350 shares, shared voting power over 3,320,925 shares, sole dispositive power over 24,350 shares and shared dispositive power over 3,320,925 shares. Berger Small Cap Value Fund, 210 University Boulevard, Suite 900, Denver, Colorado 80206, an investment company registered under Section 8 of the Investment Company Act of 1940, has shared voting power and shared dispositive power over 2,500,000 shares (5.1% of the outstanding shares). Perkins, Wolf, McDonnell & Company is the sub investment adviser delegated with investment and voting authority with respect to such shares.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

The Company believes that, during 2001, its executive officers and directors have complied with all filing requirements under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CONFIDENTIAL VOTING

Under the confidential voting policy adopted by the Board of Directors, all proxies, ballots, and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

Access to proxies, ballots, and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count, and tabulation of proxies.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, CNF Inc., at 3240 Hillview Avenue, Palo Alto, California 94304, and must be received by November 22, 2002. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by January 23, 2003. The Company’s Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than January 23, 2003 and not earlier than December 24, 2002.

OTHER MATTERS

The Company will furnish to interested shareholders, free of charge, a copy of its 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The report will be available for mailing after April 10, 2002. Please direct your written request to the Corporate Secretary, CNF Inc., 3240 Hillview Avenue, Palo Alto, California 94304.

Your Board knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, telegraph, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies and to act as inspector of elections for a fee of $10,000, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company’s voting stock.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

BY	ORDER OF THE BOARD OF DIRECTORS

EB	ERHARD G.H. SCHMOLLER
Se	cretary

March 22, 2002

March 22, 2002

Dear Fellow Employee:

Enclosed is proxy material for the CNF Inc. Annual Meeting of Shareholders to be held on April 23, 2002. This material is being sent to you as a participant in the EWW Savings Plan and includes (1) the Company’s 2002 Proxy Statement and 2001 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to Equiserve, the Company’s stock transfer agent.

In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to Equiserve with the instruction card. Shares of each class of Company stock credited to your account for which the Trustee does not receive a signed instruction card on a timely basis will be voted in the manner determined by the Trustee.

Your instruction card must be returned directly to Equiserve, the Company’s stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee.

The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, Equiserve must receive your completed instruction card no later than April 17, 2002.

Sin	cerely,

Eb	erhard G.H. Schmoller
Se	cretary

3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 650-494-2900

March 22, 2002

Dear Fellow Employee:

Enclosed is proxy material for the CNF Inc. Annual Meeting of Shareholders to be held on April 23, 2002. This material is being sent to you as a participant in the CNF Inc. Thrift and Stock Plan and includes (1) the Company’s 2002 Proxy Statement and 2001 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to Equiserve, the Company’s stock transfer agent.

In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to Equiserve with the instruction card. Under the terms of the Plan, the Trustee votes the shares of each class of Company stock credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis.

Your instruction card must be returned directly to Equiserve, the Company’s stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee.

The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, Equiserve must receive your completed instruction card no later than April 17, 2002.

Sin	cerely,

Eb	erhard G.H. Schmoller
Se	cretary

3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 650-494-2900

DIRECTION FORM (EWW SAVINGS PLAN)

SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
Direction to Trustee

(USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)

The undersigned hereby directs the Trustee of the EWW Savings Plan to vote all shares of CNF Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 23, 2002 at 9:00 A.M. or at any adjournments or postponements thereof.

This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR Item 2 below, as described in the accompanying proxy statement.

1.	Election of Four Class II directors for a three-year term.

Nominees: Donald E. Moffitt, Michael J. Murray, Robert D. Rogers, William J. Schroeder.

☐	Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):

☐    Vote WITHHELD from all nominees.

2.	Ratify appointment of Arthur Andersen LLP as the Company’s auditors for the year 2002.

FOR ☐                 AGAINST ☐                 ABSTAIN ☐

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

, 2002
Signature of Participant

Name (Please Print)

Address (Please Print)

City State Zip Code

DIRECTION FORM (TASP)

SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
Direction to Trustee

(USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)

The undersigned hereby directs the Trustee of the CNF Inc. Thrift and Stock Plan to vote all shares of CNF Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 23, 2002 at 9:00 A.M. or at any adjournments or postponements thereof.

This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR Item 2 below, as described in the accompanying proxy statement.

1.	Election of Four Class II directors for a three-year term.

Nominees: Donald E. Moffitt, Michael J. Murray, Robert D. Rogers, William J. Schroeder.

☐	Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):

☐    Vote WITHHELD from all nominees.

2.	Ratify appointment of Arthur Andersen LLP as the Company’s auditors for the year 2002.

FOR ☐                 AGAINST ☐                 ABSTAIN ☐

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

, 2002
Signature of Participant

Name (Please Print)

Address (Please Print)

City State Zip Code

P R O X Y	EWW SAVINGS PLAN Direction of Participant to Trustee of EWW Savings Plan (Common Stock and Preferred Stock)

The undersigned hereby directs the Trustee of the EWW Savings Plan to vote all shares of CNF Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 23, 2002 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

Election of four Class II directors for a three-year term.

Nominees: Donald E. Moffitt Michael J. Murray Robert D. Rogers William J. Schroeder

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations.

SEE REVERSE SIDE
FOLD AND DETACH HERE

☒	Please mark your
votes as in this
example.

This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR item 2 below.

The Board of Directors recommends a vote FOR the election of directors and FOR item 2 below.

1. Election of Directors. (see reverse)	FOR ☐	WITHHELD ☐	2. Ratify appointment of Independent Auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
For, except vote withheld from the following nominee(s):

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

Please sign exactly as name appears hereon.

			SIGNATURE		DATE

FOLD AND DETACH HERE

P R O X Y	CNF INC. THRIFT AND STOCK PLAN Direction of Participant to Trustee of CNF Inc. Thrift and Stock Plan (Common Stock and Preferred Stock)

The undersigned hereby directs the Trustee of the CNF Inc. Thrift and Stock Plan to vote all shares of CNF Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Inc. to be held on Tuesday, April 23, 2002 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

Election of four Class II directors for a three-year term.

Nominees: Donald E. Moffitt Michael J. Murray Robert D. Rogers William J. Schroeder

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations.

SEE REVERSE SIDE
FOLD AND DETACH HERE

☒	Please mark your
votes as in this
example.

This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR item 2 below.

The Board of Directors recommends a vote FOR the election of directors and FOR item 2 below.

1. Election of Directors. (see reverse)	FOR ☐	WITHHELD ☐	2. Ratify appointment of Independent Auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
For, except vote withheld from the following nominee(s):

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

Please sign exactly as name appears hereon.

			SIGNATURE		DATE

FOLD AND DETACH HERE

☒	Please mark your
votes as in this
example.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR item 2 below.

The Board of Directors recommends a vote FOR the election of directors and FOR item 2 below.

1. Election of Directors. (see reverse)	FOR ☐	WITHHELD ☐	2. Ratify appointment of Independent Auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
For, except vote withheld from the following nominee(s):

The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof..

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

			SIGNATURE		DATE

P R O X Y	CNF INC This Proxy Is Solicited on Behalf of the Board of Directors of CNF Inc.

The undersigned appoints M.G. GILL, R. JAUNICH II AND R.P. WAYMAN and each of them, the proxies of the undersigned, with full power of substitution, to vote the stock of CNF INC., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 23, 2002 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, and at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

Election of four Class II directors for a three-year term.

Nominees: Donald E. Moffitt Michael J. Murray Robert D. Rogers William J. Schroeder

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

PLEASE SIGN THIS CARD ON THE REVERSE SIDE